[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-6 of our report dated January 7, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 annual report to shareholders which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


New York, New York
July 24, 2000